Exhibit 10.60

RADIOSHACK CORPORATION 2009 INCENTIVE STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”) is effective as of the _____ day of _______________, 20___ (the “Grant Date”), between RadioShack Corporation, a Delaware corporation (the “Company”), and the person (the “Grantee”) named in the Notice of Grant of Award and Award Agreement (the “Notice”) attached hereto, the provisions of which are incorporated herein by reference.  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the RadioShack Corporation 2009 Incentive Stock Plan (the “Plan”).

WHEREAS, on February 19, 2009, the Board of Directors of the Company approved the Plan to provide an additional incentive to certain officers, key employees, directors, consultants and other advisors of the Company and its Subsidiaries, and then directed that the Plan be submitted to the stockholders of the Company for approval;

WHEREAS, on May 21, 2009 the stockholders of the Company approved the adoption of the Plan; and

WHEREAS, the Committee responsible for administration of the Plan has determined that it is in the best interests of the Company and its stockholders to grant a restricted stock unit award to the Grantee as provided herein;

NOW, THEREFORE, the Company and the Grantee agree as follows:

   1.           Grant of Restricted Stock Units.

1.1 The Company hereby grants to the Grantee a Restricted Stock Unit Award with respect to the number of Shares set forth in the Notice, subject to, and in accordance with, the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

1.2 This Agreement shall be construed in accordance and consistent with, and subject to the provisions of, the Plan, the provisions of which are incorporated herein by reference.  In the event of a conflict between this Agreement and the Plan, the Plan shall control.

1.3 The Grantee's rights with respect to the Restricted Stock Unit Award shall remain subject to forfeiture at all times prior to the date(s) on which the Restricted Stock Unit Award vests pursuant to Section 3.1.

   2.           Rights of Grantee; No Rights as Equity Owner.

The Grantee shall not be entitled to exercise the rights of a stockholder with respect to the Shares subject to the Restricted Stock Unit Award, including the right to vote such Shares and the right to receive dividends thereon, unless and until Shares are issued to the Grantee in respect of the Restricted Stock Unit Award as provided herein.  The Restricted Stock Unit Award may not be sold, assigned or transferred.

   3.           Vesting, Forfeiture and Payment.

3.1 The Restricted Stock Unit Award shall vest on the dates and in relation to the number of Shares set forth in the Notice.  In the event of a Change in Control, the Grantee’s death or Disability, or the Grantee’s Retirement prior to the latest vesting date set forth in the Notice, the Restricted Stock Unit Award shall immediately vest in full with respect to all Shares not previously vested pursuant to the immediately preceding sentence.  In the event of the Grantee’s death, the Grantee’s personal representative shall be substituted for the Grantee each time the Grantee is referred to herein.

3.2 Upon the occurrence of the Grantee's Separation from Service with the Company or a Subsidiary for any reason (other than a Separation from Service on or after a Change in Control or the Grantee’s death, Disability or Retirement) prior to the latest vesting date set forth in the Notice, any portion of the Restricted Stock Unit Award that has not previously vested pursuant to the first sentence of Section 3.1 shall be forfeited.  The Grantee shall thereafter have no further rights or interests in the portion of the Restricted Stock Unit Award so forfeited.

3.3 As soon as practicable but no later than 30 days following each payment date set forth in the Notice, the Company shall issue to the Grantee the number of Shares scheduled for payment on such date pursuant to the Notice to the extent that such Shares have vested in accordance with this Agreement.  Notwithstanding the preceding sentence, the Company shall issue to the Grantee all of the Shares remaining subject to the Restricted Stock Unit Award that have not been issued in accordance with the preceding sentence, but only to the extent such Shares have vested in accordance with this Agreement, upon the earliest of the following:

(i) as soon as practicable but no later than 30 days following a Change in Control which constitutes a “change in control event” as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5),

(ii) as soon as practicable but no later than 90 days following the Grantee’s death, or

(iii) the first business day of the seventh month following the date of the Grantee’s Separation from Service.

The Company shall issue Shares to the Grantee as required in this Section 3.3 by causing an entry for the Grantee representing the Shares issued in Grantee’s name to be made by the Company’s stock transfer agent in the Company’s direct registration system for stock issuance and transfer.

3.4 For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

“Disability” shall mean the suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all employees of the Company and the Subsidiaries, totally and permanently prevents the Grantee from performing the customary duties of his or her regular job with the Company or the applicable Subsidiary.

“Retirement” shall mean the Grantee’s Separation from Service with the Company or a Subsidiary for any reason, other than for Cause, on or after the date the Grantee attains age 55.

“Separation from Service” shall mean a “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h).

   4.           Dividend Equivalent Rights.

   The Company hereby grants to the Grantee Dividend Equivalent Rights with respect to the number of Shares subject to the Restricted Stock Unit Award.  A Dividend Equivalent Right entitles the Grantee to an amount in cash per Share subject to the Restricted Stock Unit Award equal to the amount of each cash dividend distribution made by the Company with respect to a Share for all cash dividends declared during the period starting on the Grant Date and ending on the date(s) as of which such Share is issued to the Grantee.  Any such amount shall be accrued and credited as of the applicable dividend payment date to a bookkeeping account maintained on the records of the Company with respect to the Grantee.  The amount accrued as Dividend Equivalent Rights with respect to Shares subject to the Restricted Stock Unit Award shall be paid without interest, in cash at such time(s) as the related Shares are issued to the Grantee as provided in this Agreement.  Notwithstanding the prior provisions of this Section 4, in the event any portion of the Restricted Stock Unit Award is forfeited as provided in Section 3.2, the Dividend Equivalent Rights with respect to the number of Shares subject to the forfeited portion of the Restricted Stock Unit Award shall also be forfeited and no payment shall be made with respect thereto.

   5.           No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right or contract with respect to continued employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Grantee’s employer to terminate the Grantee’s employment at any time.

   6.           Adjustments.

In the event of a Change in Capitalization, the Committee shall make appropriate adjustments, if any, in the terms of this Agreement, provided that such adjustments shall be made in a manner that complies with the requirements of Section 409A of the Code.  Any such adjustments shall be made in accordance with the provisions of the Plan and shall be effective, final, binding and conclusive for all purposes of the Plan and this Agreement.

   7.           Withholding of Taxes.

The Company shall be entitled to take any of the following actions in order to satisfy tax withholding obligations arising on account of amounts accrued or payable under this Agreement: (i) deduct from any amount accrued or payable under this Agreement, including withholding Shares, the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect thereto, (ii) require the Grantee to pay to the Company such withholding taxes, or (iii) deduct from any other compensation payable to the Grantee the amount of any withholding obligations with respect to amounts accrued or payable under this Agreement.  The Committee shall determine in its discretion which of the above actions shall be taken in order to satisfy tax withholding obligations arising on account of amounts accrued or payable under this Agreement, including but not limited to withholding from amounts not otherwise payable at such time or attributable to Shares not otherwise issuable at such time by accelerating the issuance of Shares or the payment of Dividend Equivalent Rights, as permitted under Treasury Regulation Section 1.409A-3(j)(4)(vi).

   8.           Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The Grantee hereby acknowledges receipt of the prospectus regarding the offering and sale pursuant to the Plan of the Shares subject to the Restricted Stock Unit Award.

   9.           Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

   10.           Governing Law and Forum.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the conflicts of law principles thereof.  Any suit brought under this Agreement shall only be brought in the appropriate state or federal court located in Tarrant County, Texas.

   11.           Successors in Interest.

This Agreement shall inure to the benefit of, and be binding upon, any successor of the Company.  This Agreement shall inure to the benefit of the Grantee’s personal representative.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be effective, final, binding and conclusive for all purposes upon the Grantee's heirs, executors, administrators and personal representatives.

12.           Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be resolved by the Committee.  Any resolution made hereunder by the Committee shall be effective, final, binding and conclusive on the Grantee and the Company for all purposes.

   13.           Entire Agreement; Amendment.

This Agreement, together with the documents incorporated herein by reference, represents the entire agreement between the parties with respect to the subject matter hereof.  The Committee may terminate, amend or modify this Agreement, provided that no such termination, amendment or modification may in any way adversely affect the Grantee’s rights under this Agreement without the Grantee’s written approval.

   14.           Acceptance.

Unless the Grantee notifies the Company in writing within 30 days after the date the Company mailed or delivered this Agreement to the Grantee that the Grantee does not accept the terms of this Agreement, the Grantee shall be deemed to have accepted, and be bound by, the terms of this Agreement.

15.           Unfunded Award.

The Restricted Stock Unit Award represents an unfunded, unsecured right to receive Shares and cash in accordance with the terms of this Agreement, and the Company shall not be required to segregate any assets with respect to any amounts or Share issuances due in connection with this Agreement.

   16.           Compliance with Code Section 409A.

   Notwithstanding anything to the contrary contained herein, this Agreement is intended to be in full compliance with the requirements of, and thereby avoid any tax arising pursuant to, Section 409A of the Code.  Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted in a manner consistent with such intent.